Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-10

Bitzero Holdings Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Voting Shares	(1)	457(o)		$	$			$
Fees to be Paid	Other	Warrants	(1)	457(o)
Fees to be Paid	Other	Units	(1)	457(o)
Fees to be Paid	Other	Subscription Receipts	(1)	457(o)
Fees to be Paid	Unallocated (Universal) Shelf		(1)	457(o)	200,000,000	$		$200,000,000.00	0.0001381		$27,620.00

Total Offering Amounts:								$200,000,000.00			27,620.00
Total Fees Previously Paid:
Total Fee Offsets:
Net Fee Due:											$27,620.00

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Offering Note(s)

(1)	There are being registered under this Registration Statement such indeterminate number of Voting Shares, Warrants, Units and Subscription Receipts of the Registrant, and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate offering price not to exceed $200,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the Voting Shares being registered hereunder include such indeterminate number of Voting Shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, distributions or similar transactions. The proposed offering price per security will be determined, from time to time, by the registrant in connection with the sale of the securities under this Registration Statement.